Exhibit 99.1

PRESS RELEASE

Contact: Symmetry Medical Inc. Fred L. Hite Senior Vice President Chief Financial Officer (574) 371-2218	Investors and Media: The Ruth Group Zack Kubow (646) 536-7020 zkubow@theruthgroup.com

Symmetry Medical Reports Second Quarter 2014 Financial Results

Second Quarter Highlights:

•	Revenue of $101.3 million, up 2.3% year-over-year
•	Loss from continuing operations of $(2.6) million; as adjusted income from continuing operations of $6.4 million
•	Loss per share from continuing operations of $(0.07); as adjusted earnings per share from continuing operations of $0.17
•	Debt leverage at 3.01 times as adjusted LTM EBITDA

WARSAW, Ind., August 4, 2014 - Symmetry Medical Inc. (NYSE: SMA), a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays, announced second quarter 2014 financial results for the period ended June 28, 2014. The Clamonta Ltd. subsidiary business, which was sold on May 22, 2014, is reported in discontinued operations.

Revenue for the second quarter 2014 was $101.3 million, up 2.3% compared to $99.0 million in the same period last year. The current quarter revenue was primarily driven by higher sales in the Company's OEM Solutions segment, partially offset by a decrease in the Symmetry Surgical segment.

	Second Quarter			Vs Prior Quarter
(in millions, except per share data)	2014	2013	Change	2Q'14	1Q'14	Change
Revenue	$101.3	$99.0	2%	$101.3	$96.9	5%
Operating income (loss)	(2.6)	7.1	-137%	(2.6)	5.0	-152%
Income (loss) from continuing operations	(2.6)	1.5	-273%	(2.6)	1.4	-286%
EPS from continuing operations	$(0.07)	$0.04	-275%	$(0.07)	$0.04	-275%

As Adjusted Non-GAAP*
Operating income*	$11.9	$10.0	19%	$11.9	$7.6	57%
Income from continuing operations**	6.4	3.8	68%	6.4	3.4	88%
EPS from continuing operations**	$0.17	$0.10	70%	$0.17	$0.09	89%

*	Operating income excludes charges for amortization of intangible assets, stock compensation expense, transaction related costs, asset impairment charges, facility closure and severance, product recall costs and net gain on insurance proceeds received. See "As Adjusted Financial Measures" below.

**	Income from continuing operations represents Operating Income excluding unrealized foreign currency impact on an intercompany debt, amortization of debt issuance costs and loss on debt extinguishment. See "As Adjusted Financial Measures" below.

Symmetry Medical Reports Second Quarter 2014 Financial Results	Page 2

(in millions)	Second Quarter			Vs Prior Quarter
Revenue by Product: by Segment	2014	2013	Change	2Q'14	1Q'14	Change
OEM Solutions Revenue
Instruments	$29.8	$28.1	6%	$29.8	$28.9	3%
Implants	29.4	28.1	5%	29.4	28.4	4%
Cases	17.3	17.1	1%	17.3	15.7	10%
Other	4.4	3.4	29%	4.4	3.2	38%
Total OEM Solutions Revenue	$80.9	$76.7	5%	$80.9	$76.2	6%
Symmetry Surgical Revenue	20.4	22.3	-9%	20.4	20.7	-1%

Total Revenue	$101.3	$99.0	2%	$101.3	$96.9	5%

OEM Solutions segment revenue was $80.9 million in the second quarter 2014, a 5.5% increase from $76.7 million in the second quarter 2013. The increase was driven by higher revenue in all OEM segments. Second quarter 2014 OEM Solutions segment revenue included a benefit of $1.4 million, or 1.9%, due to the favorable impact of foreign currency exchange rates. On a sequential basis, second quarter 2014 OEM Solutions revenue was up 6.1% compared to the first quarter 2014, reflecting higher sales in all OEM segments. Overall, the OEM Solutions segment continues to experience steady end market demand with procedural growth consistent with Company guidance assumptions.

Symmetry Surgical segment revenue was $20.4 million in the second quarter 2014, an 8.7% decrease from $22.3 million in the second quarter 2013, or a 4.9% decrease neutralized for the loss of distribution rights for the alliance New Wave product line. First quarter 2014 Symmetry Surgical segment revenue included a benefit of $0.1 million, or 0.4%, due to the favorable impact of foreign currency exchange rates. On a sequential basis, second quarter 2014 Symmetry Surgical segment revenue was down 1.3% compared to the first quarter 2014, but increased 4.5% sequentially neutralized for the loss of distribution rights for the alliance New Wave product line. For the second quarter 2014, Symmetry Surgical encountered a continued sluggish hospital spending environment.

Earlier today, Symmetry Medical announced that it has entered a definitive agreement to sell its OEM Solutions business and concurrently transfer to Symmetry Medical, Inc.’s shareholders ownership in a new company holding its Symmetry Surgical business.

Gross profit for the second quarter 2014 was $28.2 million, compared to $26.6 million in the same period last year. Gross margin percentage for the second quarter 2014 was 27.8%, compared to 26.9% in the second quarter 2013. Gross margin was driven by improved efficiency in the OEM Solutions segment, partially offset by a lower percentage of revenue from the Company's higher margin Symmetry Surgical segment as compared to the same period last year. Second quarter gross margin also benefitted from a one-time supplier payment for the early cessation of New Wave distribution rights, along with product recall favorability of $0.1 million.

Symmetry Medical Reports Second Quarter 2014 Financial Results	Page 3

Sales, marketing, general and administrative expenses in the second quarter 2014 were $18.5 million, compared to $17.5 million in the same period last year. The increase in the second quarter 2014 was primarily due to $1.5 million in higher general and administrative expenses, partially offset by cost controls in sales and marketing expenses. The increase in general and administrative expenses was also due to increases of $0.9 million in transaction related costs, $0.7 million in stock based compensation expenses, and $0.2 million in amortization expense. This was partially offset by a decrease in specific healthcare related expenses as well as a net gain on insurance proceeds received of $0.2 million.

Operating loss for the second quarter 2014 was $(2.6) million, compared to $7.1 million in the second quarter 2013. Operating margin was (2.5)% in the second quarter 2014, compared to 7.2% in the same period last year. Excluding charges for asset impairment, stock compensation expense, amortization of intangible assets, and transaction related costs, as well as charges for facility closure and severance costs, product recall favorability, and net gain on insurance proceeds received (referred to collectively as "operating income adjustments"), operating income for the second quarter 2014 was $11.9 million, compared to $10.0 million in the same period last year. The increase was primarily driven by higher OEM Solutions gross margin, partially offset by higher operating expenses and lower revenue in the Symmetry Surgical segment.

Interest expense for the second quarter 2014 was $2.1 million, compared to interest expense of $4.6 million in the same period last year. This decrease was driven by the Company's focus on using free cash flow to reduce debt and the amendment of the Company’s credit facility at the end of 2013, which allowed the Company to eliminate its higher rate mezzanine debt.

Income tax benefit for the second quarter 2014 was $1.9 million, compared to income tax expense of $0.6 million in the same period last year, due to the loss from continuing operations in the second quarter 2014 and income from continuing operations before income taxes in the second quarter 2013.

Net loss from continuing operations for the second quarter 2014 was $(6.6) million, or $(0.07) per diluted share, compared to income from continuing operations of $1.5 million, or $0.04 per diluted share, in the same period last year. Excluding the operating income adjustments noted above, as well as unrealized foreign currency impact on an intercompany loan, legal entity restructuring, amortization of debt issuance costs and loss on debt extinguishment, net income from continuing operations for the second quarter 2014 was $6.4 million, or $0.17 per diluted share, compared to $3.8 million, or $0.10 per diluted share in the same period last year.

The weighted average number of diluted shares outstanding during the second quarter of 2014 was 36,583,860.

Thomas J. Sullivan, President and Chief Executive Officer of Symmetry Medical, stated, “We achieved solid second quarter results, with increased revenue in all of our OEM solutions categories. We are pleased that the revenue growth and our efficiency initiatives, including the Symmetry Business System, contributed to improved gross margin. We achieved this despite a lower percentage of revenue from our higher margin Symmetry Surgical segment, which, neutralized for the loss of New Wave, experienced sequential growth in both the U.S. and International markets but was down year-over-year.”

Symmetry Medical Reports Second Quarter 2014 Financial Results	Page 4

Mr. Sullivan added, “This morning we announced a proposed transaction to sell our OEM Solutions business and concurrently transfer to Symmetry Medical, Inc.’s shareholders ownership in a new company holding our Symmetry Surgical business. We believe it will maximize shareholder value by providing a premium valuation for the OEM Solutions business along with the upside potential of Symmetry Surgical in the large global market for surgical instruments.”

Conference Call

Symmetry Medical will host a conference call to discuss second quarter 2014 financial results and the definitive agreement to sell its OEM Solutions business and concurrently transfer to Symmetry Medical, Inc.’s shareholders ownership in a new company holding its Symmetry Surgical business at 8:00 a.m. ET on August 4, 2014. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.symmetrymedical.com. The dial-in numbers are (800) 708-4540 for domestic callers and (847) 619-6397 for international. The reservation number for both is 37838715 (please reference “Zack Kubow” as host and “Symmetry Medical” as the Company). After the live webcast, the call will remain available on Symmetry Medical’s website through November 4, 2014. In addition, a telephonic replay of the call will be available until September 3, 2014. The replay numbers are (888) 843-7419 for domestic callers and (630) 652-3042 for international callers. Please use reservation code 3783 8715#.

About Symmetry Medical Inc.

Symmetry Medical Inc. is a leading global source of innovative medical device solutions, including surgical instruments, orthopedic implants, and sterilization cases and trays. The Company’s thousands of Teammates provide design, development and worldwide production capabilities for these products to customers in the orthopedic industry, other medical device markets, and specialized non-healthcare markets. Symmetry’s trusted reputation and brands, broad Intellectual Property portfolio and commitment to innovation enable it to collaborate with hundreds of global medical device manufacturers as well as thousands of hospitals to provide solutions for today’s needs and tomorrow’s growth.

As Adjusted Non-GAAP Measures

The as adjusted* measures, including adjusted operating income, net income and EPS, shown in this release exclude the impact of amortization of intangible assets and debt issuance costs, asset impairment charges, the net gain on insurance proceeds received, unrealized foreign currency impact on an intercompany loan, stock compensation expense, transaction related costs, facility closure and severance costs, product recall costs and loss on debt extinguishment.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included after the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes these non-GAAP measures improve management's and investors' ability to better compare the company's ongoing financial performance between periods and with other companies.

Symmetry Medical Reports Second Quarter 2014 Financial Results	Page 5

Forward Looking Statements

Statements in this press release regarding Symmetry Medical Inc.'s business and the planned separation of the Symmetry Surgical business, which are not historical facts may be "forward-looking statements" that involve risks and uncertainties, within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as "may," "might," "will," "should," "expect," "believe," "anticipate," "plan," "estimate," "intend," and similar words indicating possible future expectations, events or actions. Such predictive statements are not guarantees of future performance, and actual outcomes and results could differ materially from our current expectations. We refer you to the "Risk Factors" and "Forward Looking-Statements" sections in Symmetry Medical Inc.’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as the Company's other filings with the SEC, which are available on the SEC's Web site at www.sec.gov. In addition to the risks discussed in those filings, the separation of the Symmetry Surgical business into an independent company could present additional risks that could cause actual results to differ materially from those in the forward-looking statements, including the risk of disruption to the management and operations of the Symmetry Surgical business, the risk that the Symmetry Surgical business will be unsuccessful in finding, executing, integrating and managing acquisition opportunities, the risks associated with Symmetry Surgical being required to negotiate and maintain arms-length supply arrangements with the Symmetry Medical Inc. OEM business after the OEM business has been divested, the risk of increased costs and expenses associated by the reduced scale of the Symmetry Surgical business compared to Symmetry Medical Inc.’s current OEM/Symmetry Surgical integrated platform, and the risk that the stand-alone Symmetry Surgical business will not enjoy the benefits of business diversification afforded by Symmetry Medical Inc.’s current integrated OEM/Symmetry Surgical platform.

Additional Information and Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger transaction between Symmetry Medical, Inc. and Tecomet Inc. will be submitted to the stockholders of Symmetry Medical, inc. for their consideration. Symmetry Medical, Inc. expects to file a preliminary proxy statement with the SEC and a definitive proxy statement on Schedule 14A, and Symmetry Medical, Inc. and Symmetry Surgical plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF SYMMETRY MEDICAL, INC. ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/ PROSEPCTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC (INCLUDING THE DEFINITIVE PROXY STATEMENT/PROSEPCTUS) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the preliminary proxy statement and other documents containing important information about Symmetry Medical, Inc., Symmetry Surgical and Tecomet (including the definitive proxy statement), once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Symmetry Medical, Inc. and Symmetry Surgical, when and if available, can be obtained free of charge on Symmetry Medical’s website at www.symmetrymedical.com or by directing a written request to Symmetry Medical, Inc., 3724 North State Road 15, Warsaw, Indiana 46582, Attention: Investor Relations.

Symmetry Medical Reports Second Quarter 2014 Financial Results	Page 6

Symmetry Medical, Inc. and certain of its directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Symmetry Medical, Inc. in connection with the proposed transaction. Information about the directors and executive officers of Symmetry Medical, Inc. is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 10, 2014 and the definitive proxy statement filed with the SEC on March 14, 2014. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation may also be included in the definitive proxy statement and other relevant materials when and if filed with the SEC in connection with the proposed transaction.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933

Symmetry Medical Reports Second Quarter 2014 Financial Results	Page 7

Symmetry Medical Inc.

Consolidated Statements of Operations

In Thousands, Except Per Share Data

	Three Months Ended		Year to Date
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenue	$101,251	$99,015	$198,152	$194,826
Cost of revenue	73,086	72,368	146,253	143,293

Gross profit	28,165	26,647	51,899	51,533

Research and development expenses	1,277	1,174	2,399	2,338
Sales and marketing expenses	6,268	6,807	12,943	13,919
General and administrative expenses	12,268	10,730	22,892	23,264
Asset impairment	10,500	-	10,500	-
Facility closure and severance	428	794	767	907
			-	-

Operating income (loss)	(2,576)	7,142	2,398	11,105
Other (income) expense:
Interest expense	2,109	4,554	4,332	9,171
Loss on debt extinguishment	-	-	503	-
Derivatives valuation (gain) loss	-	44	-	237
Other	(160)	419	(96)	101

Income (loss) from continuing operations before income taxes	(4,525)	2,125	(2,341)	1,596
Income tax expense (benefit)	(1,911)	630	(1,122)	337

Income (loss) from continuing operations	(2,614)	1,495	(1,219)	1,259
Loss from discontinued operations, net of taxes	(3,937)	(318)	(4,078)	(376)

Net income (loss)	$(6,551)	$1,177	$(5,297)	$883

Income (loss) per share from continuing operations:
Basic	$(0.07)	$0.04	$(0.03)	$0.03
				-
Diluted	$(0.07)	$0.04	$(0.03)	$0.03

Weighted average common shares and equivalent shares outstanding:
Basic	36,584	36,314	36,576	36,295
Diluted	36,584	36,843	36,576	36,803

Symmetry Medical Reports Second Quarter 2014 Financial Results	Page 8

Symmetry Medical Inc.

Consolidated Balance Sheets

In Thousands

	June 28,	December 28,
	2014	2013

ASSETS:	(unaudited)
Current Assets:
Cash and cash equivalents	$17,307	$7,362
Accounts receivable, net	57,961	51,813
Inventories	58,386	58,879
Refundable income taxes	3,917	5,784
Deferred income taxes	5,975	5,439
Other current assets	5,906	4,900

Total current assets	149,452	134,177
Property and equipment, net	88,485	89,993
Goodwill	171,563	182,178
Intangible assets, net of accumulated amortization	101,249	105,004
Other assets	3,395	4,484

Total Assets	$514,144	$515,836

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$32,143	$28,837
Accrued wages and benefits	10,896	9,656
Other accrued expenses	7,117	7,138
Accrued income taxes	293	53
Derivative valuation liability	434	283
Revolving line of credit	953	-
Current portion of capital lease obligations	500	465
Current portion of long-term debt	-	6,531

Total current liabilities	52,336	52,963
Accrued income taxes	1,524	2,126
Deferred income taxes	4,491	7,536
Derivative valuation liability	2,499	1,104
Other liabilities	948	886
Capital lease obligations, less current portion	708	974
Long-term debt, less current portion	170,000	165,450

Total Liabilities	232,506	231,039

Commitments and contingencies

Shareholders' Equity:
Common Stock, $.0001 par value; 75,000 shares authorized; shares issued June 28, 2014-- 37,555; December 28, 2013--37,209	4	4
Additional paid-in capital	290,994	289,257
Retained deficit	(14,828)	(9,531)
Accumulated other comprehensive income	5,468	5,067

Total Shareholders' Equity	281,638	284,797

Total Liabilities and Shareholders' Equity	$514,144	$515,836

Symmetry Medical Reports Second Quarter 2014 Financial Results	Page 9

Reconciliation of As Adjusted Financial Measures

	Three Months Ended
	June 28,	March 29,	June 29,
	2014	2014	2013
	(In Thousands, Except Per Share Data)
	(unaudited)

Operating income (loss), as reported	$(2,576)	$4,974	$7,142
Adjustments:
Amortization of intangible assets	1,894	1,899	1,720
Stock compensation expense	960	834	292
Net gain on insurance proceeds received (1)	(152)	(402)	-
Transaction related costs	998	-	73
Asset impairment	10,500	-	-
Facility closure and severance	428	339	794
Product recall costs	(118)	-	-

Operating income, as adjusted	$11,934	$7,644	$10,021

Income (loss) from continuing operations, as reported	$(2,614)	$1,395	$1,495
Adjustments:
Amortization of intangible assets	1,231	1,234	1,118
Stock compensation expense	624	542	190
Net gain on insurance proceeds received (1)	(152)	(402)	-
Transaction related costs	649	-	47
Asset impairment	6,550	-	-
Facility closure and severance	278	220	516
Product recall costs	(77)	-	-
Unrealized foreign currency impact on intercompany loan	(275)	(74)	-
Amortization of debt issuance costs	147	188	409
Loss on debt extinguishment	-	327	-

Income from continuing operations, as adjusted	$6,361	$3,430	$3,775

Earning per diluted share from continuing operations, as reported	$(0.07)	$0.04	$0.04
Impact of adjustments	0.24	0.05	0.06

Earning per diluted share from continuing operations, as adjusted	$0.17	$0.09	$0.10

(1)	Represents insurance proceeds received in excess of losses incurred

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